Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF ANTERO RESOURCES CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of Antero Resources Corporation for the year ended December 31, 2022, I, Michael N. Kennedy, Chief Financial Officer and Senior Vice President – Finance of Antero Resources Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Annual Report on Form 10-K for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Annual Report on Form 10-K for the year ended December 31, 2022 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources Corporation for the periods presented therein.

Date: February 15, 2023

/s/ Michael N. Kennedy
Michael N. Kennedy
Chief Financial Officer and Senior Vice President – Finance